UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 29, 2013

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 29, 2013, Consolidated Water Co. Ltd. (the “Company”) held its Annual General Meeting of Shareholders, at which the following items were voted upon:

(1)	Election of Directors:

The following person was elected as a director to serve until the 2014 Annual General Meeting of Shareholders by votes as follows

Nominee	For	Against	Abstain
Brian E. Butler	6,691,941	469,533	53,808

There were 3,940,975 broker non-votes in the election of directors.

(2)	Non-binding advisory vote on executive compensation:

The proposal to approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers disclosed in the Company’s 2013 proxy statement was not approved, and the votes were as follows:

For	Against	Abstain
3,458,030	3,508,955	248,297

There were 3,940,975 broker non-votes on this proposal.

(3)	Ratification of the Appointment of Independent Registered Public Accounting Firm:

The proposal to ratify the appointment of Marcum LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013, at the remuneration to be determined by the Audit Committee of the Board of Directors was approved by votes as follows:

For	Against	Abstain
10,996,637	85,604	74,016

There were no broker non-votes on this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By:	/s/ David W. Sasnett
Name:	David W. Sasnett
Title:	Executive Vice President & Chief Financial Officer

Date: June 4, 2013